UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 11, 2024

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market
Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Board of Directors (the “Board”) of DMC Global Inc. (the “Company”) appointed James O’Leary as Interim President and Chief Executive Officer of the Company (“Interim CEO”), effective as of November 29, 2024 (the “Effective Date”). On December 11, 2024, the Company entered into a letter agreement (the “Agreement”) with respect to Mr. O’Leary’s service in such role. The Agreement, which has a term commencing on the Effective Date and continuing through June 30, 2025, unless modified by written agreement of the parties, continues the base salary of $500,000 previously agreed to by the Company and Mr. O’Leary for his service as Executive Chairman of the Company. The Agreement also provides that Mr. O’Leary will be eligible for certain cash payments in the aggregate target amount of $2,000,000. The actual amount of such payments will be determined based on, as applicable, completion of targets or performance of certain ongoing transition services as specified in the Agreement, including, but not limited to: (i) the assumption of all critical pre-existing workstreams and relationships from the former Chairman of the Board and the former President and Chief Executive Officer of the Company, (ii) managing and engaging external parties on potential strategic alternatives or potential strategic capital solutions, respectively, and (iii) preparing and finalizing for Board review and approval individual business unit plans and budgets for each of the Company’s three business segments for fiscal 2025. If Mr. O’Leary’s position as Interim CEO terminates prior to June 30, 2025 due to a termination without Cause (as defined in the Agreement) or his resignation for Good Reason (as defined in the Agreement), he will be paid: (i) in a lump sum, an amount equal to his base salary for the period from the date of such termination through June 30, 2025, and (ii) an amount equal to the then-unpaid aggregate cash payments. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Interim President and Chief Executive Officer Letter Agreement between DMC Global Inc. and James O’Leary, entered into on December 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	December 16, 2024	By:	/s/ Michelle Shepston
Name: Michelle Shepston
Title: Executive Vice President and Chief Legal Officer